Exhibit 99.1
Dollar Tree, Inc. Announces
$2.5 Billion Share Repurchase Authorization

CHESAPEAKE, Va. – July 2, 2026 – Dollar Tree, Inc. (NASDAQ: DLTR) (the “Company”) today announced that its Board of Directors has replenished the Company’s share repurchase authorization to an aggregate amount of $2.5 billion, consistent with the authorization limit previously approved by the Board in July 2025. This new reauthorization includes any amounts remaining under the Company’s pre-existing program.

As recently announced, the Company repurchased $500 million of its common stock in June 2026 as part of a block trade involving selling stockholders including certain funds affiliated with Mantle Ridge LP. Following that transaction, the Company had approximately $700 million remaining under its existing $2.5 billion authorization.

"The replenishment of our share repurchase authorization reinforces our commitment to disciplined capital allocation and reflects our confidence in Dollar Tree's long-term growth," said Michel C. Creedon, Jr., Chief Executive Officer. "We remain focused on investing in strategic initiatives that support sustainable growth, maintaining financial strength and flexibility, and returning excess capital to shareholders over time.”

The Board’s authorization permits the Company to repurchase shares of its common stock from time to time in the open market or through privately negotiated transactions, subject to market and other conditions, up to the aggregate amount authorized by the Board. The Board’s authorization has no expiration date.

About Dollar Tree, Inc.

Dollar Tree, Inc., headquartered in Chesapeake, VA, is one of North America’s largest and most loved value retailers, known for delivering great value, convenience, and a “thrill-of-the-hunt” discovery shopping experience. With a team of approximately 150,000 associates, Dollar Tree operates more than 9,300 stores and 19 distribution centers across 48 contiguous states and seven Canadian provinces under the brands Dollar Tree and Dollar Tree Canada. The Company is committed to being a responsible steward of its business – supporting its people, serving its communities, and creating lasting value. To learn more about the Company, visit www.DollarTree.com.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they address future events, developments or results and do not relate strictly to historical facts. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements preceded by, followed by or including words such as: “believe”, “anticipate”, “expect”, “intend”, “plan”, “view”, “target” or “estimate”, “may”, “will”, “should”, “predict”, “possible”, “potential”, “continue”, “strategy”, and similar expressions. For example, our forward-looking statements include statements regarding our plans and expectations concerning share repurchases, capital allocation, strategic and other growth initiatives, cash flow and other objectives and expectations. These statements are subject to risks and uncertainties. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the “Risk Factors,” “Business” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections in our Annual Report on Form 10-K filed March 16, 2026, our Quarterly Report on Form 10-Q for the most recently ended fiscal quarter, and other filings we make from time to time with the Securities and Exchange Commission. We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

CONTACT:	Dollar Tree, Inc. Daniel Delrosario Senior Vice President, Investor Relations and Treasurer Investorinfo@dollartree.com www.DollarTree.com